Exhibit 99.6

Ozop Energy (OZSC) Places Orders for $1.5 Million of Inventory for Ozop West

WARWICK, NY, May 6, 2021 - Ozop Energy Solutions, Inc. (OTCMKTS: OZSC), (“Ozop” or the “Company”) is happy to announce that it’s new sales division under Ozop Energy Systems (OES) has placed orders for $1.5 million in inventory for its West Coast warehouse.

As Ozop begins to build inventory to serve its growing client base that can generate between $2.5 to $3 million in monthly sales by year end, “Ozop West” has placed an order for more than $1.5 million in inventory that includes, but is not limited to, solar panels, invertors, optimizers, and racking.

“As of the end of the day on Wednesday, May 5, 75% of that inventory has already been earmarked to clients,” stated Brian Conway, CEO of Ozop Energy Solutions. “We expect to hire additional experienced personnel including salespeople and support staff by the end of next week to support this monumental effort. It’s exciting to feed off the energy of our new sales team.”

Current projections based on the sales accumulated so far, and with just the current staff, Ozop West is looking at a $32 million annual run rate by December of this year. Feeding off its success on the West Coast, and to satisfy demand on the East Coast, OES will begin building out its New York office and warehouse for an August 1 launch and will be attending the Solar Power International in New Orleans in September of 2021.

For more information on OZSC please follow on the link, www.OzopEnergy.com.

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About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) invents, designs, develops, manufactures, and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.”

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